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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-65396) and Form S-8 (No. 2-76445, No. 2-76444,
No. 33-44371, No. 33-51791, No. 33-60053 and No. 333-22391) of CIGNA
Corporation, of our report dated February 11, 1997 appearing on Page 44 of the 1996 Annual Report to Shareholders of CIGNA Corporation which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference in such Registration Statements of our report on the Financial Statement Schedules, which appears on page FS-2 of this Form 10-K.

/S/ PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
March 27, 1997